Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-216284 on Form S-8 of our report dated June 28, 2019, appearing in the Annual Report on Form 11-K of the TechnipFMC Retirement Savings Plan for the year ended December 31, 2018.

/s/ McConnell & Jones LLP

Houston, Texas
June 28, 2019